                                                                    EXHIBIT 23-b

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference of our report dated December 15, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's change in method of dertermining the cost of certain inventories, accounting for variable interest entities and accounting for goodwill) appearing in this Annual Report on Form 10-K of ArvinMeritor, Inc. for the fiscal year ended September 30, 2004 in the following Registration Statements of ArvinMeritor, Inc.:

Form      Registration No.                     Purpose
----      ----------------                     -------
S-8          333-107913          ArvinMeritor, Inc. Savings Plan

S-3          333-58760           Registration of debt securities

S-8          333-53498           ArvinMeritor, Inc. Hourly Employees
                                 Savings Plan

S-8          333-49610           1997 Long-Term Incentives Plan

S-3          333-43146           Arvin Industries, Inc. Savings Plan

S-3          333-43118           Arvin Industries, Inc. 1988 Stock Benefit
                                 Plan

S-3          333-43116           Arvin Industries, Inc. 1998 Stock Benefit
                                 Plan

S-3          333-43112           Arvin Industries, Inc. Employee Stock
                                 Benefit Plan

S-3          333-43110           Arvin Industries, Inc. Employee Savings
                                 Plan

S-8          333-42012           Employee Stock Benefit Plan, 1988 Stock
                                 Benefit Plan and 1998 Employee Stock Benefit Plan

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Detroit, Michigan
December 15, 2004